UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 26, 2014, Video Display Corporation (the “Company”) pursuant to the terms and conditions of a Stock Purchase Agreement dated March 26, 2014 (“SPA”) between the Company and Citidal Partners, LLC, a Michigan Limited Liability Company (“Citidal”), completed the sale of the Company’s wholly-owned subsidiary, Lexel Imaging Systems, Inc. (“Lexel”) to Citidal. The Company and Citidal agreed that the effective date of the sale under the SPA is February 28, 2014. The purchase price under the SPA for Lexel’s stock is as follows:

(i)	At the closing of the transactions under the SPA (the “Closing”), Citidal paid Company One Hundred Thousand Dollars ($100,000) in immediately available funds;

(ii)	Citidal will pay to Company on or before the 60th Day following the Closing a payment of Four Hundred Thousand Dollars ($400,000) payable in immediately available funds (the “60th Day Payment”) that is sourced from an independent funding entity that is not using any assets of Lexel to fund the 60th Day Payment;

(iii)	Citidal will pay to Company on or before the 180th Day following the Closing a payment of Five Hundred Thousand Dollars ($500,000) payable in immediately available funds;

(iv)	Citidal agreed to pay to Company an additional Two Million Nine Hundred Thousand Dollars ($2,900,000) pursuant to the terms and conditions of the Inventory Consignment and Purchase Agreement dated March 26, 2014.

Item 9.01 Financial Statements and Exhibits.

The unaudited pro forma condensed consolidated balance sheet as of November 30, 2013 and the unaudited pro forma condensed consolidated income statements of the Company for the nine months ended November 30, 2013 and the year ended February 28, 2013 that give effect to the disposition of the assets and liabilities of Lexel are attached hereto as Exhibit 99.1 and are incorporated by reference in this item 9.01.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Proforma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Proforma Financial Information.